     As filed with the Securities and Exchange Commission on May 14, 1998
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                Amendment No. 5
                                      to

                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             (INCLUDING EXHIBITS)

                             ---------------------
                               PSB BANCORP, INC.
                   (Exact name of registrant in its charter)


            Pennsylvania                       6035               23-2930740
   (State or other jurisdiction of     (Primary SIC No.)       (I.R.S. Employer
    incorporation or organization)                           Identification No.)

                        Eleven Penn Center, Suite 2601
                              1835 Market Street
                            Philadelphia, PA 19103
                                (215) 979-7900
(Address and telephone number of principal executive offices and place of business)

                            ---------------------
                               Anthony DiSandro
                     President and Chief Operating Officer
                        Eleven Penn Center, Suite 2601
                              1835 Market Street
                            Philadelphia, PA 19103
                                (215) 979-7900
           (Name, address and telephone number of agent for service)


                            ---------------------
                       Copies of all communications to:


          Jeffrey P. Waldron, Esquire      John F. Breyer, Jr., Esquire
              Stevens & Lee                  Aaron M. Kaslow, Esquire
       One Glenhardie Corporate Center           Breyer & Aguggia
                1275 Drummers Lane              1300 I Street, N.W.
              P.O. Box 236                        Suite 470 East
                  Wayne, PA 19087              Washington, DC 20005
             (610) 964-1480                       (202) 737-7900


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
     The registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        Calculation of Registration Fee


=====================================================================================================
          Title
         of Each               Proposed                              Proposed
        Class of                Maximum                               Maximum              Amount
       Securities               Amount            Proposed           Aggregate               of
          Being                  Being            Offering           Offering           Registration
       Registered             Registered           Price               Price                Fee
-----------------------------------------------------------------------------------------------------
Common Stock, no Par
 Value .................       1,851,500(1)   $ 10.00(1)       $18,515,000(1)         $  5,610.61
-----------------------------------------------------------------------------------------------------
Common Stock, no Par
 Value .................       1,713,198(2)   $ 25.75(2)       $14,919,292(2)         $  4,521.00
-----------------------------------------------------------------------------------------------------
Total ..................       3,564,698         --             33,434,292            $ 10,131.61
-----------------------------------------------------------------------------------------------------
Participation interests          143,037         --               --                        (3)
=====================================================================================================

--------------------------------------------------------------------------------

(1) As to the shares of Common Stock to be issued in the Conversion Offerings, the Purchase Price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933 (the "1933 Act"). The actual number of shares to be issued and sold is subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.


(2) The offering price of shares of Common Stock issued to security holders in exchange for shares of Savings Bank Common Stock for purposes of the filing fee shall be calculated pursuant to Rule 457(f)(1) and Rule 457(c) of the 1933 Act based on the average of the bid and asked price of Savings Bank Common Stock on October 6, 1997 multiplied by the number of shares of Savings Bank Common Stock to be received by the registrant.


(3) The securities of PSB Bancorp, Inc. to be purchased by Pennsylvania Savings Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Act, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24. Indemnification of Directors and Officers


     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 provide that the Holding Company may indemnify any officer or director acting in his capacity as a representative of the Holding Company who was, is, or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Holding Company (a derivative action). Generally, the only limitation on the ability of the Holding Company to indemnify its officers and directors is if the act violates a criminal statute (unless the person had no reasonable cause to believe his conduct was unlawful) or if the officer or director did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification is not permitted in a derivative action if the officer or director in question has been adjudged liable to the Corporation, unless such indemnification is approved by the court.


     The Holding Company's Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorney's fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Holding Company (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the Holding Company or, at the request of the Holding Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Holding Company's Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.


     The Holding Company's Bylaws authorize the Holding Company to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board of Directors so determines, purchasing and maintaining insurance. As of the date of this Prospectus, no such insurance has been purchased.


Item 25. Other Expenses of Issuance and Distribution


     The estimated expenses payable by the Holding Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions and the Underwriter's non-accountable expense allowance) are as follows:


Securities and Exchange Commission registration fee .........   $  10,131.61
Edgar, printing, copying, postage, mailing ..................      60,000.00
Appraisal/business plan fees and expenses ...................      30,000.00
Securities marketing fees ...................................     100,000.00
Securities marketing firm legal fees ........................      30,000.00
Data processing fees and expenses ...........................       7,000.00
Legal fees and expenses .....................................     150,000.00
Accounting fees and expenses ................................      75,000.00
Blue Sky fees and expenses (including legal fees) ...........       7,000.00
  Total .....................................................   $ 475,000.00

Item 26.  Recent Sales of Unregistered Securities

     Within the past three years no securities of the Holding Company have been sold without registration under the Securities and Exchange Act of 1933 (the "Act"), as amended.

Item 27. Exhibits

     (a) Exhibits:

 Exhibit                                                                                             Page
  Number    Description                                                                             Number
---------   ------------------------------------------------------------------------------------   -------
 1.1*       Form of Agency Agreement.
 2*         PSB Mutual Holding Company and Pennsylvania Savings Bank Plan of Conversion
            From Mutual Holding Company to Stock Holding Company and Agreement and Plan of
            Reorganization.
 3.1*       Articles of Incorporation of PSB Bancorp, Inc.
 3.2*       Bylaws of PSB Bancorp, Inc.
 4.1*       Specimen Stock Certificate representing the Common Stock of PSB Bancorp, Inc.
 5.1*       Opinion of Stevens & Lee regarding legality of securities being registered.
 5.2*       Subscription Rights Letter of RP Financial, L.C.
 8.1        Opinion of Stevens & Lee regarding certain tax matters.
10.1*       Pennsylvania Savings Bank Retirement Plan.
10.2*       Pennsylvania Savings Cash or Deferred Profit Sharing Plan.
10.3*       Pennsylvania Savings Bank Profit Sharing Plan.
10.4*       Employment Agreement with Vincent J. Fumo.
10.5*       Employment Agreement with Anthony DiSandro.
10.6*       Pennsylvania Savings Bank Employee Stock Ownership Plan.
10.7*       Lease Agreement between Eleven Colonial Penn Plaza Associates and Pennsylvania
            Savings Bank, dated as of October 10, 1995.
10.8*       Lease Agreement between Eleven Colonial Penn Plaza Associates and Pennsylvania
            Savings Bank, dated as of October 12, 1995.
21.1*       Schedule of Subsidiaries.
23.1*       Form of Consent of Stevens & Lee (included in its opinion filed as Exhibit 5.1).
23.2*       Consent of Stockton Bates & Co., P.C.
23.3*       Consent of RP Financial, LC.
23.4*       Consent of James W. Eastwood
24.1*       Power of Attorney (included on signature page).
27.1*       Financial Data Schedule.
99.1*       Appraisal Agreement with RP Financial, LC.
99.2*       Appraisal Report of RP Financial, LC.
99.3*       Updated Appraisal Report of RP Financial, L.C.
99.4*       Order and Acknowledgment Form (contained in the marketing materials included herein as Exhibit 99.5).
99.5*       Solicitation and Marketing Materials.
99.6*       Proxy Statement for Special Meeting of Members of PSB Mutual Holding Company.
99.7*       Proxy Statement for Special Meeting of Pennsylvania Savings Bank.


------------

 *Previously filed.

Item 28. Undertakings.

     The Undersigned registrant hereby undertakes to:

       (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement, and

          (iii) include any additional or changed material information on the plan of distribution;

       (2) for determining liability under the Act, treat each such post-effective amendment as a new registration of the securities offered and the offering of such securities at that time to be the initial bona fide offering; and

       (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes: (12) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A, and contained in a prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act as a part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective and (3) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the Registration Statement therein and that the offering of the securities at that time is the initial bona fide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 4 to Form S-1 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Philadelphia, Commonwealth of Pennsylvania on May 14, 1998.


                                        PSB BANCORP, INC.
                                        By /s/ Anthony DiSandro
                                      ----------------------------------------
                                            Anthony DiSandro
                                            Chairman and Chief Operating
                                            Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.





          Signature                           Title                       Date
          ---------                           -----                       ----

      /s/ Vincent J. Fumo      Chairman, Chief Executive Officer     May 14, 1998
---------------------------    and Director
        Vincent J. Fumo

    /s/ Anthony DiSandro*      President and Chief Operating         May 14, 1998
---------------------------    Officer
        Anthony DiSandro

       /s/ Gary Polimeno       Vice President and Treasurer          May 14, 1998
---------------------------    (Principal Accounting and
          Gary Polimeno        Financial Officer)

   /s/ Jane Scaccetti Fumo     Director                              May 14, 1998
---------------------------
      Jane Scaccetti Fumo

    /s/ Roseanne Pauciello     Director                              May 14, 1998
---------------------------
       Roseanne Pauciello


*Attorney-in-fact

                                 EXHIBIT INDEX



 Exhibit                                                                                     Page
  Number    Description                                                                     Number
  ------    -----------                                                                     ------

 1.1*       Form of Agency Agreement.
 2*         PSB Mutual Holding Company and Pennsylvania Savings Bank Plan of
            Conversion From Mutual Holding Company to Stock Holding Company
            and Agreement and Plan of Reorganization.
 3.1*       Articles of Incorporation of PSB Bancorp, Inc.
 3.2*       Bylaws of PSB Bancorp, Inc.
 4.1*       Specimen Stock Certificate representing the Common Stock of PSB Ban-
            corp, Inc.
 5.1*       Opinion of Stevens & Lee regarding legality of securities being registered.
 5.2*       Subscription Rights Letter of RP Financial, L.C.
 8.1        Opinion of Stevens & Lee regarding certain tax matters.
10.1*       Pennsylvania Savings Bank Retirement Plan.
10.2*       Pennsylvania Savings Cash or Deferred Profit Sharing Plan.
10.3*       Pennsylvania Savings Bank Profit Sharing Plan.
10.4*       Employment Agreement with Vincent J. Fumo.
10.5*       Employment Agreement with Anthony DiSandro.
10.6*       Pennsylvania Savings Bank Employee Stock Ownership Plan.
10.7*       Lease Agreement between Eleven Colonial Penn Plaza Associates and
            Pennsylvania Savings Bank, dated as of October 10, 1995.
10.8*       Lease Agreement between Eleven Colonial Penn Plaza Associates and
            Pennsylvania Savings Bank, dated as of October 12, 1995.
21.1*       Schedule of Subsidiaries.
23.1*       Form of Consent of Stevens & Lee (included in its opinion filed as Exhibit
            5.1).
23.2*       Consent of Stockton Bates & Co., P.C.
23.3*       Consent of RP Financial, LC.
23.4*       Consent of James W. Eastwood
24.1*       Power of Attorney (included on signature page).
27.1*       Financial Data Schedule.
99.1*       Appraisal Agreement with RP Financial, LC.
99.2*       Appraisal Report of RP Financial, LC.
99.3*       Updated Appraisal Report of RP Financial, L.C.
99.4*       Order and Acknowledgment Form (contained in the marketing materials included herein as Exhibit 99.5).
99.5*       Solicitation and Marketing Materials.
99.6*       Proxy Statement for Special Meeting of Members of PSB Mutual Holding
            Company.
99.7*       Proxy Statement for Special Meeting of Pennsylvania Savings Bank.

------------

 *Previously filed.